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                                                                   EXHIBIT 99.1



J.P. Morgan Chase & Co.                                   [JPMORGANCHASE LOGO]
270 Park Avenue, New York, NY 10017-2070
NYSE symbol: JPM
www.jpmorganchase.com



    News Release: IMMEDIATE RELEASE




          J.P. Morgan Chase and Sumitomo Corporation settle litigation


NEW YORK, APRIL 1, 2002 - J.P. Morgan Chase & Co. (NYSE: JPM) announced today that it had reached agreement on March 30, 2002, with Sumitomo Corporation to settle litigation arising from a series of copper transactions in the mid-1990s. Sumitomo had in 1999 separately sued both The Chase Manhattan Bank and J.P. Morgan & Co. Incorporated for a combined total of more than $2 billion in connection with the alleged losses.

Under the agreement announced today, J.P. Morgan Chase & Co. will pay Sumitomo $125 million, and Sumitomo will release J.P. Morgan Chase & Co. and all of its predecessors, affiliates, and current and former employees from any and all claims stemming from the trading losses and will dismiss its lawsuits against these institutions. A portion of the $125 million settlement had been previously reserved by J.P. Morgan Chase & Co.



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